Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

August 4, 2022

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

America First Multifamily Investors, L.P. Reports Second Quarter 2022 Results

Omaha, Nebraska – On August 4, 2022, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced its financial results for the three months ended June 30, 2022.

Financial Highlights

The Partnership reported the following results for the three months ended June 30, 2022:

•
Net income, basic and diluted, of $0.75 per Beneficial Unit Certificate (“BUC”)
•
Cash Available for Distribution (“CAD”) of $0.76 per BUC
•
Total assets of $1.44 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of approximately $969 million

In June 2022, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a cash distribution to the Partnership's BUC holders of $0.57 per BUC. The distribution consists of a regular quarterly distribution of $0.37 per BUC, a 12% increase from the previous quarterly distribution of $0.33 per BUC, plus a supplemental distribution of $0.20 per BUC. The distribution was paid on July 29, 2022 to BUC holders of record as of the close of trading on June 30, 2022. While the Board has not yet declared any distributions for subsequent quarters, the Partnership currently expects to continue to be in a position to make supplemental distributions, in addition to the regular quarterly distributions, for the remaining quarterly periods in 2022.

Management Remarks

“We are extremely pleased with the reported results for the second quarter as we continue to execute on our strategies,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “The successful sales of Vantage at Westover Hills in May and Vantage at O’Connor in July continue the series of significant returns on our Vantage joint venture equity investments. We also continue to strategically invest in our affordable multifamily and joint venture equity asset classes where we believe we can earn attractive leveraged returns. We also believe our current liquidity position will allow us to capitalize on additional investment opportunities in our pipeline.”

Recent Investment and Financing Activity

The Partnership reported the following notable transactions during the second quarter of 2022:

•
Received proceeds from the sale of Vantage at Westover Hills in San Antonio, Texas totaling $20.9 million, inclusive of the Partnership’s initial investment commitment of $7.3 million, in January 2020. The Partnership realized a gain on sale of $12.7 million upon sale.
•
Advanced funds for three MRB commitments totaling $20.3 million and two taxable MRB commitments totaling $2.0 million. Of these amounts, $16.5 million and $1.0 million, respectively, related to new commitments executed in April 2022 to fund MRB investments of up to $59.0 million and a taxable MRB of up to $13.0 million for a to-be-constructed affordable multifamily property in Hollywood, California. The remaining commitments are to be funded during construction.
•
Advanced funds for five GIL investment commitments totaling $39.8 million and six related property loan investment commitments totaling $22.7 million. Of these amounts, $14.8 million and $1.0 million, respectively, related to new commitments executed in June 2022 for a GIL investment of up to $20.4 million and a property loan of up to $10.3 million for the in-place rehabilitation of an affordable multifamily property in Covington, GA. The remaining commitments are to be funded during construction.
•
Advanced equity to four joint venture equity investments totaling $7.8 million.
•
Obtained TOB trust financing proceeds totaling $62.9 million related to advances and acquisitions of MRBs, taxable MRBs, GILs, and property loans.
•
Exchanged previously issued Series A Preferred Units with a stated value of $20,000,000 for newly issued Series A-1 Preferred Units of the same stated value. The newly issued Series A-1 Preferred Units have an annual distribution rate of 3.0% and are optionally redeemable by the holder in April 2028.

In July 2022, Vantage at O’Connor was sold at the direction of its managing member. The Partnership received proceeds totaling $19.4 million upon sale, inclusive of the Partnership’s initial investment of $7.4 million, and will recognize a gain on sale of approximately $10.6 million, before settlement of final proceeds and expenses, during the third quarter.

In July 2022, the Partnership executed an amendment to its secured acquisition line of credit facility with Bankers Trust Company that, among other items, extended the maturity date of the facility to June 2024; added two optional one-year extensions, subject to certain conditions and fees; eliminated certain restricted payment provisions; and modified certain financial covenants and events of default to be consistent with the Partnership’s other secured financing arrangements.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All affordable multifamily MRB investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of June 30, 2022.
•
Four Vantage property investments were over 90% occupied as of June 30, 2022, including Vantage at O’Connor that was sold in July 2022. One Vantage property commenced leasing in the second quarter and was 48% leased as of June 30, 2022. Six additional Vantage property investments are currently under construction or in development and none have experienced material supply chain disruptions for either construction materials or labor to date.
•
The Live 929 Apartments MRB property is 89% occupied as of June 30, 2022. The property is 83% pre-leased for the Fall 2022 term, which is consistent with pre-lease levels prior to COVID-19.

•
The Partnership’s two owned student housing properties, The 50/50 MF Property (near the University of Nebraska-Lincoln) and the Suites on Paseo MF Property (near San Diego State University), continue to meet all direct mortgage and operating obligations with cash flows from operations. The 50/50 MF Property is 88% occupied as of June 30, 2022 and 100% pre-leased for the Fall 2022 term. The Suites on Paseo MF Property is 88% occupied as of June 30, 2022 and 97% pre-leased for the Fall 2022 term.
•
The property securing the Provision Center 2014-1 MRB, the Partnership’s only commercial property MRB, was successfully sold out of bankruptcy in July 2022. The Partnership expects to receive its proportional share of final sale proceeds and other funds held under the lien of the bond indenture upon a final accounting by the bankruptcy court and bond trustee. The Partnership’s reported net carrying value of the MRB is $4.6 million for GAAP purposes, inclusive of accrued interest, as of June 30, 2022 and is based on expected proceeds upon final resolution of the bankruptcy case. If the Partnership receives proceeds equal to the reported carrying value, it will realize a loss of approximately $5.7 million on its MRB investment. The realized loss will not impact the Partnership’s reported GAAP net income as the loss was previously recognized through provisions for credit loss, but such realized loss will be reported as a reduction of Cash Available for Distribution, consistent with the Partnership’s treatment of prior realized losses on investment assets.

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. The Partnership believes CAD provides relevant information about our operations and is necessary, along with net income, for understanding its operating results. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP. See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and the Partnership’s CAD for the periods set forth.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Thursday, August 4, 2022 at 4:30 p.m. Eastern Time to discuss the Partnership’s Second Quarter 2022 results.

For those interested in participating in the question-and-answer session, please note that there is a new process to access the call via telephone. Individuals interested in joining by telephone should register for the call at the following link to receive the dial-in number and unique PIN to access the call:

https://register.vevent.com/register/BIfab33c6bdeae4a838d43c2a808f8abe8

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link: https://edge.media-server.com/mmc/p/j388a38k

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, international conflicts, and the novel coronavirus (“COVID-19”) on business operations, employment, and financial conditions; the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by increases in mortgage interest rates, slowing economic growth, persistent elevated inflation levels, and other factors; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; potential exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond and governmental issuer loan portfolio held by the Partnership; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and six months ended June 30, 2022 and 2021:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$17,606,681	$10,264,680	$43,870,699	$17,257,534
Change in fair value of derivatives	(1,232,433)	9,494	(3,707,564)	2,043
Depreciation and amortization expense	684,362	684,884	1,368,024	1,368,344
Provision for credit loss (1)	-	900,080	-	900,080
Provision for loan loss (2)	-	330,116	-	330,116
Amortization of deferred financing costs	492,720	247,997	944,192	454,383
Restricted unit compensation expense	165,509	190,970	339,407	269,084
Deferred income taxes	(13,973)	(19,442)	(6,707)	(35,670)
Redeemable Preferred Unit distributions and accretion	(716,500)	(717,763)	(1,434,244)	(1,435,526)
Tier 2 Income allocable to the General Partner (3)	(189,569)	(1,365,870)	(2,835,548)	(2,068,147)
Recovery of prior credit loss (4)	(17,344)	-	(22,623)	-
Bond premium, discount and origination fee amortization, net of cash received	(59,341)	(18,185)	(137,716)	(36,706)
Total CAD	$16,720,112	$10,506,961	$38,377,920	$17,005,535

Weighted average number of BUCs outstanding, basic	22,017,873	20,192,179	22,017,255	20,211,233
Net income per BUC, basic	$0.75	$0.40	$1.79	$0.67
Total CAD per BUC, basic	$0.76	$0.52	$1.74	$0.84
Distributions declared, per BUC (5)	$0.57	$0.33	$0.90	$0.60
(1)
The provision for credit loss for the three and six months ended June 30, 2021 relates to impairment of the Provision Center 2014-1 MRB.
(2)
The provision for loan loss for the three and six months ended June 30, 2021 relates to impairment of the Live 929 Apartments property loan.
(3)
As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the six months ended June 30, 2022, Tier 2 income allocable to the General Partner consisted of approximately $2.6 million related to the gain on sale of Vantage at Murfreesboro in March 2022 and approximately $190,000 related to the gain on sale of Vantage at Westover Hills in June 2022. For the six months ended June 30, 2021, Tier 2 income allocable to the General Partner consisted of approximately $703,000 related to the gain on sale of Vantage at Germantown in March 2021 and approximately $1.4 million related to the gain on sale of Vantage at Powdersville in May 2021.

(4)
The Partnership compared the present value of cash flows expected to be collected to the amortized cost basis of the Live 929 Apartments Series 2022A MRB as of March 31, 2022, which indicated a recovery of value. The Partnership will accrete the recovery of prior credit loss into investment income over the term of the MRB. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.
(5)
The three month period ended June 30, 2022 includes a quarterly distribution of $0.37 per BUC and a supplemental distribution of $0.20 per BUC. The six month period ended June 30, 2022 includes quarterly distributions of $0.70 per BUC and a supplemental distribution of $0.20 per BUC. During 2021, the first and second quarterly distributions were $0.27 and $0.33 per BUC, respectively, for total distributions of $0.60 per BUC for the six months ended June 30, 2021.